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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                      AMERICAN PROFESSIONAL BILLIARDS, INC.
             (Exact name of registrant as specified in its charter)



        Nevada                                           88-0339674
(State of incorporation                     (I.R.S. Employer Identification No.)
or organization)

1700 East Desert Inn Road
      Suite 108.
Las Vegas, Nevada                                                       89109
(Address of principal                                                 (Zip Code)
 executive offices)




Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                              Name of each exchange on which
to be so registered                              each class is to be registered

None                                             N/A




Securities to be registered pursuant to Section 12(g) of the Act:


Common Stock, $.001 par value per share.

Warrants, convertible into Common Stock for a period of three years.

                                (Title of class)
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Item 1.  Description of Registrant's Securities to be Registered.

         For a description of the Common Stock, par value $.001 per share, of the Registrant being registered hereunder, reference is made to the information under the heading "Description of Securities" on pages 28 through 29 of the Registrant's Preliminary Prospectus forming a part of the Registrant's Registration Statement on Form SB-2 (SEC Reg. No. 333-12383) as filed with the Securities and Exchange Commission on September 20, 1996 (Exhibit 1 hereto). The aforementioned description is hereby incorporated by reference herein and made a part of this Registration Statement.

         For a description of the Warrants of the Registrant being registered hereunder, reference is made to the information under the heading "Description of Securities" on pages 28 through 29 of the Registrant's Preliminary Prospectus forming a part of the Registrant's Registration Statement on Form SB-2 (Reg. No. 333-12383) as filed with the Securities and Exchange Commission on September 20, 1996 (Exhibit 1 hereto). The aforementioned description is hereby incorporated by reference herein and made a part of this Registration Statement.



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Item 2.           Exhibits.

                  (1) Registrant's Registration Statement on Form SB-2, as filed with the Securities and Exchange Commission on September 20, 1996 (Reg.
                           No. 333-12383).

                  (2)      Registrant's Certificate of Incorporation.

                  (3)      Registrant's By-Laws.


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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                       American Professional Billiards, Inc.
                                                    (Registrant)

Dated:  October 27, 1996

                                       By: /s/ Robert M. Stander
                                           ----------------------------------
                                           Name:  Robert M. Stander
                                           Title: Chief Executive Officer and
                                                  Chairman of the Board



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